Exhibit 25

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

303 Peachtree Street, N.E. 30th Floor Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)	58-0466330 (I.R.S. employer identification number)

JACK ELLERIN
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
404-588-7296
(Name, address and telephone number of agent for service)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1563799 (IRS employer identification no.)
400 Perimeter Center Terrace Suite 595 Atlanta, Georgia (Address of principal executive offices)	30346 (Zip Code)

7 1/8% Notes due 2013
(Title of the indenture securities)

1.
General information.

Furnish the following information as to the trustee—

    Name and address of each examining or supervising authority to which it is subject.

    Department of Banking and Finance,
    State of Georgia
    2990 Brandywine Road, Suite 200
    Atlanta, Georgia 30341-5565

    Federal Reserve Bank of Atlanta
    1000 Peachtree Street, N.E.
    Atlanta, Georgia 30309-4470

    Federal Deposit Insurance Corporation
    550 17th Street, N.W.
    Washington, D.C. 20429-9990

    Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12.
No responses are included for Items 3 through and including 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b) below, the Obligor is not in default with respect to any securities issued pursuant to any indenture under which SunTrust Bank is trustee.

13.
Defaults by the Obligor.

(a)
State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture.

(b)
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is a trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any default under any indenture under which SunTrust Bank is Trustee.

14-15.
No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b) above, the Obligor is not in default with respect to any securities issued pursuant to any indenture under which SunTrust Bank is trustee.

16.
List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

(1)
A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

  (2)
  A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

  (3)
  A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

  (4)
  A copy of the existing by-laws of the trustee (as amended and restated August 13, 2002) (Exhibit 4 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

  (5)
  Not applicable.

  (6)
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

  (7)
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2003.

  (8)
  Not applicable.

  (9)
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the    day of May, 2004.

SUNTRUST BANK
By:	/s/ JACK ELLERIN Jack Ellerin Assistant Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF AMENDMENT AND RESTATED
ARTICLES OF INCORPORATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1,
Registration No. 333-104621 filed by AMVESCAP PLC)

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference to Exhibit 2 to Form T-1,
Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE CORPORATE TRUST POWERS

(Incorporated by reference to Exhibits 2 and 3 to Form T-1,
Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1,
Registration No. 333-104621 filed by AMVESCAP PLC)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 7 1/8% Notes due 2013 of Georgia Gulf Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ JACK ELLERIN Jack Ellerin Assistant Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SUNTRUST BANK
		FFIEC 031
Legal Title of Bank		RC-1
ATLANTA		12
City
GA	30302

State	Zip Code
Transmitted to InterCept on 01/30/2004. Confirmation Number—0016321

FDIC Certificate Number—00867

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands			RCFD	Bil—Mil—Thou

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	4,160,723	1.a
	b. Interest-bearing balances (2)			0071	22,250	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	23,084,151	2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987	545,975	3.a
				RCFD
	b. Securities purchased under agreements to resell (3)			B989	3,399,256	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	5,552,060	4.a
	b. Loans and leases, net of unearned income	B528	80,886,025			4.b
	c. LESS: Allowance for loan and lease losses	3123	934,842			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	79,951,183	4.d
5.	Trading assets (from Schedule RC-D)			3545	1,366,262	5
6.	Premises and fixed assets (including capitalized leases)			2145	1,350,698	6
7.	Other real estate owned (from Schedule RC-M)			2150	23,553	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9.	Customers' liability to this bank on acceptances outstanding			2155	63,014	9
10.	Intangible assets:
	a. Goodwill			3163	883,189	10.a
	b. Other intangible assets (from Schedule RC-M)			0426	631,929	10.b
11.	Other assets (from Schedule RC-F)			2160	3,419,324	11
12.	Total assets (sum of items 1 through 11)			2170	124,453,567	12

(1)
Includes cash items in process of collection and unposted debits.
(2)
Includes time certificates of deposit not held for trading.
(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK
FFIEC 031
Legal Title of Bank	RC-1 13
Transmitted to InterCept on 01/30/2004. Confirmation Number—0016321
FDIC Certificate Number—00867

Schedule RC—Continued

	Dollar Amounts in Thousands			RCFD	Bil—Mil—Thou

LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E part I)			RCON 2200	76,470,435	13.a
	(1) Noninterest-bearing (1)	6631	11,123,455			3.a.1
	(2) Interest-bearing	6636	65,346,980			3.a.2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			RCFN 2200	5,098,488	13.b
	(1) Noninterest-bearing	6631	0			3.b.1
	(2) Interest-bearing	6636	5,098,488			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:			RCON
	a. Federal funds purchased in domestic offices (2)			B993	4,468,779	14.a
				RCFD
	b. Securities sold under agreements to repurchase (3)			B995	8,393,215	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	1,043,622	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	13,508,694	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding			2920	63,014	18
19.	Subordinated notes and debentures(4)			3200	2,150,286	19
20.	Other liabilities (from Schedule RC-G)			2930	2,386,963	20
21.	Total liabilities (sum of items 13 through 20)			2948	113,583,496	21
22.	Minority interest in consolidated subsidiaries			3000	1,013,515	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus			3838	0	23
24.	Common stock			3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)			3839	3,178,465	25
26.	a. Retained earnings			3632	5,734,769	26.a
	b. Accumulated other comprehensive income (5)			B530	921,722	26.b
27.	Other equity capital components (6)			A130	0	27
28.	Total equity capital (sum of items 23 through 27)			3210	9,856,556	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	124,453,567	29
Memorandum To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002			RCFD 6724	Number N/A	M. 1
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 =	Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank's financial statements by external auditors
7 =	Compilation of the bank's financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)
Includes limited-life preferred stock and related surplus.
(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE)